EXHIBIT 10.2

AMENDMENT NO. 4
to the
EMPLOYMENT AGREEMENT

AMENDMENT ("Amendment No. 4") dated August 4th, 2023, and made effective as of August 4th, 2023 (the "Effective Date"), by and between Ralph Lauren Corporation, a Delaware corporation (the "Company"), and Patrice Louvet (the "Executive").
WHEREAS, the Executive serves as the President and Chief Executive Officer of the Company pursuant to an Employment Agreement by and between the Company and the Executive dated May 11, 2017, as amended (the "Employment Agreement"); and
WHEREAS, the Company and the Executive wish to amend the Employment Agreement in certain respects;
NOW, THEREFORE, intending to be bound, the parties hereby agree as follows.
1.The first paragraph of the Section entitled "Annual Equity Award" in Exhibit 1 attached to the Employment Agreement is amended in its entirety to read as follows, effective as of the Effective Date:
"Beginning Fiscal 2024, target equity value of $11,100,000 to be granted annually at the same time as annual awards to other executives, normally in August but may be earlier or later, and under the terms of the Ralph Lauren Corporation 2019 Long-Term Stock Incentive Plan, or any successor thereto (the "Plan"), as approved each year by the Talent, Culture and Total Rewards Committee of the Board of Directors ("Committee"), including grant structure, type of awards, conversion of value to actual number of shares, and other applicable factors as determined by the Committee in its discretion."
2.Except as amended and/or modified by this Amendment No. 4, the Employment Agreement is hereby ratified and confirmed and all other terms of the Employment Agreement shall remain in full force and effect, unaltered and unchanged by this Amendment No. 4.
IN WITNESS WHEREOF, the Company has caused this Amendment No. 4 to be duly executed and the Executive has hereunto set his hand on the date first set forth above, as of the Effective Date.

RALPH LAUREN CORPORATION

By:	/s/ LINDA FINDLEY
Name: Linda Findley
Chairperson of the Talent, Culture and Total Rewards Committee

EXECUTIVE
By:	/s/ PATRICE LOUVET
Name: Patrice Louvet

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